EXHIBIT 3.1.2

ROSS MILLER Secretary of State 206 North Carson Street Carson City, Nevada 89701-4299 (776) 684-5708 Website: www.nvsos.gov

Articles of Incorporation (PURSUANT TO NRS CHAPTER 78)	Filed in the office of ROSS Miller Secretary of State of Nevada	Document Number 20110625274-90
Filing Date and Time 08/26/2011 12:00 PM
Entity Number E0480482011-3

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	IMC Holdings Inc.

2. Registered	☒ Commercial Registered Agent:		United States Corporation Agents, Inc.
Agent for Service			Name
of Process: (check	☐ Noncommercial Registered Agent		OR	☐ Office or Position with Entity
only one box)	(name and address below)			(name and address below)

Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity
	500 N. Rainbow Blvd. Ste. 300 A			Las Vegas	Nevada	89107
	Street Address			City		Zip Code
Nevada
	Mailing Address (if different from street address)			City		Zip Code

3. Authorized Stock: (number of shares corporation is	Number of share with		Par value	Number of shares without par value:
authorized to issue)	par value:	150,000,000	per share:	$$0.001

4. Names and Addresses Board Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	1)			Robert Zayas
Name
	25329145 North Suite B			Spring	Texas	77380
	Street Address			City	State	Zip Code
2)
Name

	Street Address			City	State	Zip Code

5. Purpose: (optional; required only if Benefit Corporation status selected)	The purpose of the corporation shall be: Software Licensing

6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)

	Karla Figneroa, Legalzoom.com. Inc.			X
	Name			Incorporator Signature

	101 N. Brand Blvd. IIth Floor			Glandale	CA	91203
	Address			City	State	Zip Code

7. Certificate of Acceptance of Appointment of Registered Agent:	I hereby accept appointment as Registered Agent for the above named Entity.

	X				8/24/2011
	Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity				Date

This form must be accompanied by appropriate fees.	Nevada Secretary of State NRS 78 Articles

Revised: 11-13-13

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Attachment to

Certificate of Incorporation

IMC Holdings Inc.

The total number of shares of all classes of stock which the Corporation shall have authority to issue is 150,000,000 of which 125,000,000 shares of par value $0.001 per share shall be designated as Preferred Stock. Shares of Preferred Stock  may be issued in one or more series from time to time by the board of directors, and  the board of directors, and the board of directors is expressly authorized to fix by resolution  the voting powers, designations, preferences, limitations,  restrictions. Relative rights and distinguishing designations of each series of Preferred Stock before the issuances of any shares of Preferred Stock in such series.

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CORPORATE CHARTER

I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that IMC HOLDINGS INC., did on August 26, 2011, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on August 26, 2011.

ROSS MILLER
Secretary of State
Certified By: Stephen Loff Certificate Number: C20110826-1873 You may verify this certificate online at http://www.nvsos.gov/

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